SCHEDULE 14A
                               (Rule 14a-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT

                          SCHEDULE 14A INFORMATION
         Proxy Statement Pursuant to Section 14(a) of the Securities
                            Exchange Act of 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary proxy statement        [ ]  Confidential, for use of the
                                             Commission only (as permitted by
[X]  Definitive proxy statement              Rule 14a-6(e)(2))

[ ]  Definitive additional materials

[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                              Activision, Inc.
-----------------------------------------------------------------------------
              (Name of Registrant as Specified In Its Charter)


-----------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:


[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement no.:

     (3)  Filing party:

     (4)  Date filed:

                                 Activision
                          3100 Ocean Park Boulevard
                       Santa Monica, California 90405

                                                       August 16, 1999

Dear Stockholder:

     You are cordially invited to attend the 1999 Annual Meeting of Stockholders of Activision, Inc. The meeting will be held on Thursday, September 23, 1999, beginning at 9:00 a.m. at the Peninsula Hotel, 9882 South Santa Monica Blvd., Beverly Hills, California 90212.

     Information about the meeting and the matter on which the stockholders will act is included in the Notice of Annual Meeting of Stockholders and Proxy Statement which follow. Also included is a Proxy Card and postage paid return envelope.

     It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend, we hope that you will complete and return your Proxy Card in the enclosed envelope as promptly as possible.


                                        Sincerely,


                                        /s/ Robert A. Kotick
                                        -----------------------------
                                        Robert A. Kotick
                                        Chairman and
                                        Chief Executive Officer



                                        /s/ Brian G. Kelly
                                        -----------------------------
                                        Brian G. Kelly
                                        Co-Chairman

                                 Activision
                          3100 Ocean Park Boulevard
                       Santa Monica, California 90405


                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        To Be Held September 23, 1999


To the Stockholders of Activision, Inc.

     The 1999 Annual Meeting of Stockholders of Activision, Inc. (the "Company") will be held at the Peninsula Hotel, 9882 South Santa Monica Blvd., Beverly Hills, California 90212, on Thursday, September 23, 1999 at 9:00 a.m., local time, for the following purposes:

     1. To elect six directors of the Company to hold office for one year terms and until their respective successors are duly elected and qualified.

     2. To transact such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

     The foregoing items of business are described more fully in the Proxy Statement accompanying this Notice.

     The Board of Directors of the Company has fixed the close of business on July 26, 1999 as the record date for determining the stockholders entitled to receive notice of, and to vote at, the Annual Meeting.

     STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON.

     YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD PROMPTLY IN THE ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. NO POSTAGE IS REQUIRED IF THE PROXY CARD IS MAILED IN THE UNITED STATES. STOCKHOLDERS WHO ARE PRESENT AT THE ANNUAL MEETING MAY WITHDRAW THEIR PROXY AND VOTE IN PERSON IF THEY SO DESIRE. IT IS IMPORTANT THAT YOUR PROXY CARD BE RETURNED PROMPTLY IN ORDER TO AVOID THE ADDITIONAL EXPENSE OF FURTHER SOLICITATION.

                                   By Order of the Board of Directors,




                                   /s/ Lawrence Goldberg
                                   ---------------------------
                                   Lawrence Goldberg
                                   Secretary
August 16, 1999
Santa Monica, California


                                 Activision
                          3100 Ocean Park Boulevard
                       Santa Monica, California 90405

             --------------------------------------------------
                               PROXY STATEMENT
                                   for the
                       Annual Meeting of Stockholders
                      to be held on September 23, 1999
             --------------------------------------------------

                                INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Activision, Inc., a Delaware corporation (the "Company"), of proxies from the holders (the "Stockholders") of the Company's issued and outstanding shares of common stock, $.000001 par value per share (the "common stock"), to be used at the Annual Meeting of Stockholders to be held on Thursday, September 23, 1999, at the Peninsula Hotel, 9882 South Santa Monica Blvd., Beverly Hills, California 90212, at 9:00 a.m., local time, and at any adjournment(s) or postponement(s) of such meeting (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

     This Proxy Statement and enclosed proxy card are first being mailed to the Stockholders of the Company on or about August 16, 1999.

     At the Annual Meeting, the Stockholders will be asked to consider and vote upon the following:

     1. The election of six directors of the Company ("Directors") to hold office for one year terms and until their respective successors are duly elected and qualified.

     2.   Such other business as may properly come before the Annual Meeting.

     Only the holders of record of the Company's common stock at the close of business on July 26, 1999 (the "record date") are entitled to notice of, and to vote at, the Annual Meeting. Each share of common stock is entitled to one vote on all matters. As of the record date, 23,531,091 shares of the Company's common stock were outstanding.

     A majority of the outstanding shares of common stock entitled to vote at the Annual Meeting must be represented at the Annual Meeting in person or by proxy to constitute a quorum for the transaction of business at the Annual Meeting. A plurality of all the votes cast at the Annual Meeting is sufficient to elect a Director.

     The common stock represented by all properly executed proxy cards returned to the Company will be voted at the Annual Meeting as indicated or, if no instruction is given, in favor of the election of the Directors. As to any other business which may properly come before the Annual Meeting, all properly executed proxy cards returned to the Company will be voted by the persons named therein in accordance with their best judgment. The Company does not presently know of any other business which may come before the Annual Meeting. Any person giving a proxy has the right to revoke it at any time before it is exercised (a) by filing with the Secretary of the Company a duly signed revocation or a proxy bearing a later date or (b) by electing to vote in person at the Annual Meeting. Mere attendance at the Annual Meeting will not serve to revoke a proxy.

     In order that your shares of common stock may be represented at the Annual Meeting, you are requested to:

     --   indicate your instructions on the proxy card;

     --   date and sign the proxy card;

     --   mail the proxy card promptly in the enclosed envelope; and

     -- allow sufficient time for the proxy card to be received on or before 11:00 a.m. on September 15, 1999.

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED AND THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                                 PROPOSAL 1

                            ELECTION OF DIRECTORS

     Six Directors are to be elected to serve until the Company's next Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. Except where otherwise instructed, proxies solicited by this Proxy Statement will be voted for the election of each of the six nominees listed below, all of whom are presently members of the Board. Each nominee has consented to be named in this Proxy Statement and to serve as a Director if elected. However, if any nominee shall become unable to stand for election as a Director at the Annual Meeting, an event not now anticipated by the Board, the proxy will be voted for a substitute designated by the Board or, if no substitute is selected by the Board prior to or at the Annual Meeting, for a motion to reduce the membership of the Board to the number of nominees available. All Directors serve for one year terms. There is no family relationship between any nominee and any other nominee or Executive Officer of the Company.

Directors/Nominees

     The names of the nominees, and certain information about them (including their terms of service), are set forth below:

                                                                   Director
  Name of Nominee         Age  Principal Occupation                  Since
  ---------------         ---  --------------------                  -----

  Harold A. Brown (1)     47   Partner, Gang, Tyre, Ramer            1996
                                & Brown, Inc.
  Barbara S. Isgur (1)(2) 57   Sr. Vice President, Stratagem         1991
  Brian G. Kelly          36   Co-Chairman of the Company            1995
  Robert A. Kotick        36   Chairman and Chief Executive          1991
                                Officer of the Company
  Steven T. Mayer (1)(2)  54   Consultant                            1991
  Robert J. Morgado (2)   56   Chairman, Maroley Media Group         1997

(1)  Member of the Audit Committee.
(2)  Member of the Compensation Committee.

     Mr. Brown has been a Director of the Company since November 1996. Mr. Brown is a partner in the law firm of Gang, Tyre, Ramer & Brown, Inc. He has been with Gang, Tyre, Ramer & Brown, Inc. since 1976 and a partner since 1980. He graduated Order of the Coif from Boalt Hall (UC Berkeley) Law School in 1976. Since 1984, he has served as Executive Director of the Entertainment Law Institute at the University of Southern California and has been a member of the Board, Treasurer and Chairman of the Finance and Audit Committee of the Geffen Playhouse since 1996. In addition, Mr. Brown has been a member of the Hebrew Union College Los Angeles Board of Overseers since 1994. Gang, Tyre, Ramer & Brown, Inc. has from time to time performed legal services for the Company.

     Ms. Isgur has been a Director of the Company since February 1991. From 1993 until 1999, she was a Senior Vice President of Stratagem, an investment banking firm specializing in the software industry. Ms. Isgur also served as President of BSI Consulting from 1990 to 1993. She served as a Vice President of Needham & Co., a high technology investment banking firm, from 1989 to 1990. During 1988, Ms. Isgur served as a Vice President at Manufacturers Hanover Securities. From 1985 to 1988, she was a principal of D.H. Brown Associates. Ms. Isgur was a Vice President and microcomputer industry analyst at Paine Webber, Incorporated from 1981 to 1985.

     Mr. Kelly has been a Director of the Company since July 1995. He has served as Co-Chairman of the Company since October 1998. He previously served as President from July 1997 to October 1998 and Chief Operating Officer from July 1995 to October 1998. He also served as Chief Financial Officer of the Company from February 1991 until July 1997 and Secretary of the Company from May 1991 until October 1997. Mr. Kelly served as Vice President-Finance of International Consumer Technologies Corporation ("ICT") from December 1990 to January 1995 and as director of ICT from February 1994 to January 1995. In January 1995, ICT was merged with and into a subsidiary of the Company. Mr. Kelly holds a law degree from Fordham Law School and a B.A. degree in accounting from Rutgers University, and is a certified public accountant.

     Mr. Kotick has been a Director of the Company since February 1991. He has served as Chairman and Chief Executive Officer of the Company since February 1991. Mr. Kotick was Chairman and Chief Executive Officer of Leisure Concepts, Incorporated, a public company in the licensing and merchandising business, from June 1990 to December 1990. He was also a founder of ICT and acted as its President as well as a Director from its inception in 1986 to January 1995.

     Mr. Mayer has been a Director of the Company since February 1991. Mr. Mayer is an independent multimedia consultant to a number of major corporations. From 1984 until December 1992, Mr. Mayer was Chairman of the Board of Digital F/X, Incorporated, a manufacturer of video production equipment. Mr. Mayer was a founder of Atari Corporation in 1973, and served as a Division President of Warner Communications-Entertainment Software until 1985, when he left to start Take One Partners, Incorporated, the predecessor to Digital F/X.

     Mr. Morgado has been a Director of the Company since February 1997. Mr. Morgado is Chairman of Maroley Media Group, a media entertainment investment company he established in 1995. From 1985 to 1995, he was the Chairman and Chief Executive Officer of the Warner Music Group, Inc. Mr. Morgado serves on the Board of Trustees of the New School for Social Research and is the Chairman of the Board of Governors of the Mannes College of Music. Mr. Morgado also is Chairman of the Board of World Communications, Inc., a position he has held since January 1997; he also has been a member of the Board of Nest Entertainment since January 1996.

             The Board recommends that you vote FOR the election
                        of each nominee for Director.

                 Board of Directors Meetings and Committees

     The Board held four meetings and acted three times by unanimous written consent during the Company's full fiscal year ended March 31, 1999. In such fiscal year, each incumbent Director attended all of the meetings of the Board and of each committee thereof of which he or she was a member, except that Mr. Kotick did not attend one meeting of the Board of Directors.

     The Board has established an Audit Committee and a Compensation Committee. The Board does not have a nominating committee or a committee performing the functions of a nominating committee.

     During the fiscal year ended March 31, 1999, the Audit Committee was composed of Ms. Isgur and Mr. Mayer and on June 25, 1998, the Board voted to expand the committee to three and added Mr. Brown as a member. The function of the Audit Committee is to recommend to the Board the independent public accountants to be engaged by the Company and to review the Company's general policies and procedures with respect to audits and accounting and financial controls, the scope and results of the auditing engagement and the extent to which the Company has implemented changes suggested by the internal audit staff and the independent public accountants. The Audit Committee also reviews the terms of material related party transactions. No member of the Audit Committee is an employee of the Company. The Audit Committee met twice during the fiscal year ended March 31, 1999.

     During the fiscal year ended March 31, 1999, the Compensation Committee was composed of Ms. Isgur and Mr. Mayer and on June 25, 1998, the Board voted to expand the committee to three and added Mr. Morgado as a member. The Compensation Committee reviews and makes recommendations to the Board concerning the Company's executive compensation policy. The Compensation Committee also serves as the committee to administer the Company's 1991 Stock Option and Stock Awards Plan, the 1998 Incentive Plan and the 1999 Incentive Plan (collectively, the "Plans"). No member of the Compensation Committee is an employee of the Company. The Compensation Committee met once during the fiscal year ended March 31, 1999. See "Compensation Committee Interlocks and Insider Participation in Compensation Decisions" and "Compensation Committee Report on Executive Compensation."

                             Executive Officers

     None of the Executive Officers of the Company are related, and each holds office at the pleasure of the Board. As of July 26, 1999, the Executive Officers of the Company were as set forth below.

Executive Officers

     Robert A. Kotick, has been a Director of the Company since 1991 and Chairman and Chief Executive Officer of the Company since February 1991. Biographical information regarding Mr. Kotick is set forth under "Nominees for Election as Directors."

     Brian G. Kelly, has been a Director of the Company since 1995 and Co-Chairman of the Company since October 1998. Biographical information regarding Mr. Kelly is set forth under "Nominees for Election as Directors."

     Ronald Doornink, 45, has served as President and Chief Operating Officer since October 1998. Mr. Doornink joined Activision from ConAgra Snack Food Company where, for three years, he served as President of the Hunt-Wesson Snack Food division. During the thirteen years preceding that, Mr. Doornink was employed with Procter & Gamble Company, serving most recently as Managing Director, Global Strategic Planning for the Paper Sector. Mr. Doornink holds an MBA degree from Columbia University and an undergraduate degree in Economics from the Hogere Economische School of Arnhem in The Netherlands.

     Robert J. Dewar, 44, has served as Executive Vice President, International Publishing since June 1999. He also served as Senior Vice President, International Publishing from July 1997 until June 1999 and Managing Director of the Company's European operations from October 1996 until July 1997. From 1989 until 1996, Mr. Dewar was employed with Electronic Arts, most recently as Vice President and Chief Operating Officer of Electronic Arts Europe. From 1987 until 1989, Mr. Dewar was the Finance and Operational Director of Mirrorsoft, the software publishing arm of Maxwell Communications Corporation. From 1985 until 1987, he worked as the Financial and Operational Director for Nationwide Refrigeration Supplies. Mr. Dewar holds a degree in Business Studies and Economics from Dundee University and is qualified as a Chartered Accountant.

     Lawrence Goldberg, 40, has served as Executive Vice President of the Company since June 1999, Secretary since October 1997 and General Counsel since August 1994 . Mr. Goldberg also served as Senior Vice President, Business Affairs from July 1997 to June 1999 and as Vice President, Business Affairs from August 1994 to July 1997. Mr. Goldberg was an attorney at Rosenfeld, Meyer and Susman from 1986 to 1994 and a partner from 1991 to 1994. From 1984 until 1986, Mr. Goldberg was an attorney at O'Melveny & Myers. Mr. Goldberg received his law degree from the University of California at Los Angeles and he holds a B.S. degree in Industrial and Labor Relations from Cornell University.

     Mitchell H. Lasky, 37, has served as Executive Vice President, Worldwide Studios since June 1999. Previously, Mr. Lasky served as Senior Vice President, Studios from July 1997 until June 1999 and Vice President, Business Development from April 1996 until July 1997. From 1995 until 1996, Mr. Lasky was founder and Chief Executive Officer of Serum, a start-up developer of multiplayer internet games. From 1993 to 1995, Mr. Lasky was a Senior Counsel for Disney Interactive. From 1988 to 1993, he was an attorney for Irell & Manella. Mr. Lasky received his law degree from the University of Virginia and he holds a B.S. degree in History and Literature from Harvard University.

     Barry J. Plaga, 37, has served as Executive Vice President since June 1999 and as Chief Financial Officer since July 1997. Mr. Plaga also served as Senior Vice President from July 1997 until June 1999 and Vice President, Finance from February 1991 until July 1997. In addition, Mr. Plaga was Controller of ICT and Disc Company, Inc. ("TDC"), a former wholly owned subsidiary of ICT, from January 1991 until January 1995. Mr. Plaga holds a Masters degree in Accounting and a B.S. degree in Business Administration from the University of Southern California, and is a certified public accountant.

     Ronald L. Scott, 38, has served as Executive Vice President, North American Publishing since June 1999. Previously, Mr. Scott served as Senior Vice President, North American Sales from July 1997 until June 1999 and as Vice President of North and Latin American Sales and Distribution from July 1996 until July 1997. From 1987 until 1996, Mr. Scott served in various capacities with The Nestle Food Company, most recently as Director of Business Development. From 1984 until 1987, Mr. Scott was employed by the Procter and Gamble Distributing Co. Mr. Scott holds a B.S. degree in Economics and Mathematics from Occidental College.

     Richard A. Steele, 43, has served as Executive Vice President, Distribution since June 1999. Previously, Mr. Steele served as Managing Director of the Company's European Distribution Operations from November 1997 until June 1999. From 1985 until November 1997, Mr. Steele was employed by CentreSoft (acquired by the Company as a subsidiary of Combined Distribution Holdings, Ltd., in November 1997), most recently as Managing Director. Mr. Steele holds a B.A. degree in English and Related Literature from the University of York.

       Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth information, as of July 26, 1999, with respect to the beneficial ownership of the Company's common stock by: (i) each stockholder known by the Company to be the beneficial owner of more than 5% of the Company's common stock; (ii) each Director and nominee; (iii) each Executive Officer named in the Summary Compensation Table below; and (iv) all Executive Officers and Directors as a group. Unless otherwise noted, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by him, her or it.


                                           Shares Beneficially Owned
                                           -------------------------
                                                               Percent of
                                      Number       Right to    Outstanding
Beneficial Owner and Address          Owned      Acquire(1)     Shares(2)
----------------------------          ------     ----------     ---------

J.&W. Seligman & Co.                2,575,668             -       10.7
 Incorporated (3)
   100 Park Avenue
   New York, New York 10017
Robert A. Kotick (4)                  976,358     1,150,106        8.6
Franklin Resources, Inc. (5)        1,735,873             -        7.3
   777 Mariners Island Blvd
   P.O. Box 7777
   San Mateo, California 94403-777
Brian G. Kelly (6)                    305,552     1,267,892        6.3
Wellington Management
 Company, LLP (7)                   1,380,000             -        5.9
   75 State Street
   Boston, Massachusetts 02109
Louis J.K.J. Reytenbagh (8)         1,362,500             -        5.8
John T. Baker, IV (9)                   1,143             -          *
Ronald Doornink                        10,000        56,706          *
Lawrence Goldberg                       1,667       177,000          *
Barry J. Plaga                         67,943       104,808          *
Steven T. Mayer, Director              28,428        44,167          *
Barbara S. Isgur, Director                  -        44,167          *
Harold A. Brown, Director                   -        19,252          *
Robert J. Morgado, Director                 -        19,252          *
All Directors and Executive
 Officers as a Group
 (14 persons)                       1,677,277     3,259,062       18.8
_________________________________________________________________________
*    Percent of class less than 1%.

(1) Shares that can be acquired within 60 days through the exercise of options or warrants.

(2) Percent of outstanding shares with respect to each of Wellington Management Company, LLP and Louis J.K.J. Reytenbagh was computed based on 23,531,091 shares of the Company's common stock outstanding as of July 26, 1999, which does not assume the exercise of any outstanding Director or employee warrants or options. Percent of outstanding shares with respect to each of J.&W. Seligman & Co. Incorporated and Franklin Resources, Inc. was computed based on 23,531,091 shares of the Company's common stock outstanding as of July 26, 1999 and the number of shares of the Company's common stock issuable upon conversion of the Company's
     6 3/4% convertible subordinated notes due 2005 held by such entity. Percent of outstanding shares with respect to Messrs. Kotick, Kelly, Doornink, Goldberg, Plaga and Baker, and all Directors and Executive Officers as a Group, was computed based on 23,531,091 shares of the Company's common stock outstanding as of July 26, 1999 and, in each such person's case, the number of shares of the Company's common stock issuable upon the exercise of the warrants or options exercisable within 60 days held by such individual or, in the case of all Directors and Executive Officers as a Group, the number of shares of the Company's common stock issuable upon the exercise of the warrants or options exercisable within 60 days held by all such individuals, but does not include the number of shares of common stock issuable upon the exercise of any other outstanding Director or employee warrants or options.

(3) The number of shares owned by J.W. Seligman and Co., Incorporated is based on ownership data publicly available as of July 19, 1999 and J.W. Seligman and Co., Incorporated's Schedule 13G/A dated January 31, 1999. Includes 549,668 common shares issuable upon conversion of $10,375,000 of the Company's 6 3/4% convertible subordinated notes due 2005.

(4) Includes 37,481 shares owned directly by Delmonte Investments, L.L.C., of which such individual is a controlling person, and 96,092 shares issuable upon the exercise of currently exercisable options issued to such individual as part of the January 1995 merger with ICT in exchange for options to purchase shares of ICT stock previously held by such person. Does not include an additional 64,500 shares transferred by Mr. Kotick to an irrevocable trust for the benefit of his minor children with respect to which Mr. Kotick disclaims beneficial ownership.

(5) The number of shares owned by Franklin Resources, Inc. is based on ownership data publicly available as of July 19, 1999 and Franklin Resources, Inc.'s Schedule 13G/A dated December 31, 1998. Includes 158,940 common shares issuable upon conversion of $3,000,000 of the Company's 6 3/4% convertible subordinated notes due 2005.

(6) Includes 37,481 shares owned directly by Delmonte Investments, L.L.C., of which such individual is a controlling person, and 73,833 shares issuable upon the exercise of currently exercisable options issued to such individual as part of the January 1995 merger with ICT in exchange for options to purchase shares of ICT stock previously held by such person.

(7) The number of shares owned by Wellington Management Company, LLP is based on ownership data publicly available as of July 19, 1999 and Wellington Management Company, LLP's Schedule 13G dated March 31, 1998.

(8) The number of shares owned by Louis J.K.J. Reytenbagh is based on Louis J.K.J. Reytenbagh's Schedule 13G dated April 1, 1999.

(9) The number of shares owned by Mr. Baker is based on information obtained from Company records as of September 30, 1998.

                    COMMON SHARE PRICE PERFORMANCE GRAPH

     The graph below compares the Company's cumulative total stockholder return on its common stock in the period from April 1, 1994, through March 31, 1999, with the total cumulative return of the NASDAQ Market Index and Hambrecht & Quist High Technology Index over the same period.

     The comparisons in the graph below are based on historical data and are not intended to forecast the possible future performance of the Company's common stock.

     The graph below shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.


         EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC


                 ACTIVISION         NASDAQ       H&Q TECHNOLOGY
                 ----------         -------      --------------
     3/31/94       $100.0           $100.0           $100.0
     3/31/95        $69.6           $109.9           $129.0
     3/31/96       $152.2           $148.1           $177.1
     3/31/97       $130.4           $164.3           $226.1
     3/31/98       $124.6           $246.9           $351.8
     3/31/99       $143.5           $331.0           $492.2




                 Director and Executive Officer Compensation

Compensation  of Directors

     Each Director who was not an employee of the Company was compensated at the rate of $10,000 per year for his or her regular services as a Director, with an additional $1,000 for each Board meeting attended in person, $750 for each Board meeting attended via conference telephone, $750 for each meeting of a committee of the Board of which such Director is a member attended in person and $500 for each meeting of a committee of the Board of which such Director is a member attended via conference telephone.

Executive Compensation

     The following table sets forth certain information with respect to the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended March 31, 1999, 1998 and 1997, of those persons who were at March 31, 1999 (i) the Chief Executive Officer of the Company, (ii) the Company's four other most highly compensated Executive Officers whose salary and bonus exceeded $100,000, or (iii) individuals who would have been one of the four most highly compensated Executive Officers but for the fact such individuals were not serving as Executive Officers of the Company at March 31, 1999 (collectively, the "Named Executives").

                         SUMMARY COMPENSATION TABLE
                                                                 Long-Term
                                    Annual                       Compensation
                                  Compensation                   Securities
Name and               Fiscal  -------------------     Other     Underlying
Principal Position     Year      Salary    Bonus    Compensation Options (#)
------------------     ----    --------- ---------  ------------ -----------

Robert A. Kotick       1999     $297,500         -       500(3)   1,228,951
  Co-Chairman, Chief   1998      225,475         -       475(3)     125,000
  Executive Officer    1997      192,975         -       475(3)      68,821
  and Director

Brian G. Kelly         1999     $297,500         -    $3,950(4)   1,258,951
  Co-Chairman and      1998      225,060         -       475(3)     637,000
  Director             1997      176,000         -       475(3)      58,021


Ronald Doornink (1)    1999     $122,000         -   $20,833(5)     200,000
  President and Chief  -               -         -         -              -
  Operating Officer    -               -         -         -              -

Lawrence Goldberg      1999     $200,000         -      $500(3)      34,000
  Executive Vice       1998      165,010   $15,000       475(3)     125,328
  President, General   1997      151,941         -       408(3)      15,000
  Counsel and
  Secretary

Barry J. Plaga         1999     $185,000         -      $396(3)      33,000
  Executive Vice       1998      149,850   $15,000       475(3)      67,054
  President and        1997      137,829         -       450(3)      40,228
  Chief Financial
  Officer

John T. Baker, IV (2)  1999     $195,246         -    $1,970(6)         500
  Senior Vice          1998      160,017   $15,000       475(3)     140,562
  President,           1997      139,050         -       408(3)      15,000
  Corporate
  Development

(1)  Mr. Doornink commenced employment with the Company in October 1998.
(2) Mr. Baker's employment with the Company was terminated on March 30, 1999.
(3) Represents the Company's contribution to the Executive Officer's 401(k) plan.
(4) Represents the Company's contribution of $500 to the Executive Officer's 401(k) plan and the discount of $3,450 recognized on the purchase of common stock pursuant to the Company's employee stock purchase plan.
(5) Represents scheduled forgiveness of indebtedness with respect to a loan made upon commencement of employment.
(6) Represents the Company's contribution of $500 to the Executive Officer's 401(k) plan and discount of $1,470 recognized on the purchase of common stock pursuant to the Company's employee stock purchase plan.


     The following table sets forth information regarding individual grants of options to purchase the Company's common stock during the Company's 1999 fiscal year to each of the Named Executives. All such grants were made pursuant to the Plans with the exception of certain options granted to Messrs. Kelly and Kotick, as described below in footnote (4). In accordance with the rules of the Securities and Exchange Commission ("SEC"), the table sets forth the hypothetical gains or "option spreads" that would exist for the options at the end of their respective ten year terms based on assumed annualized rates of compound stock price appreciation of 5% and 10% from the dates the options were granted to the end of the respective ten year option terms. Actual gains, if any, on option exercises are dependent on the future performance of the Company's common stock. The hypothetical gains shown in this table are not intended to forecast possible future appreciation, if any, of the stock price.


                                                  Option Grants in Last Fiscal Year


                                                                          Potential Realizable Value at Assumed Annual
                                    Individual Grants                         Rates of Stock Price Appreciation for
                      ----------------------------------------------               Option Term of 10 YearS (12)
                                  % of Total                             ----------------------------------------------
                                    Options                                        5%                    10%
                      Securities  Granted to  Exercise                   -------------------     ----------------------
                      Underlying  Employees    or Base                    Price                   Price
                       Options    In Fiscal     Price      Expiration      Per      Aggregate      Per       Aggregate
   Name                  (#)       Year(1)    ($/Share)       Date        Share       Value       Share        Value
   ----                  ---       -------    ---------       ----        -----    -----------    -----     -----------

Robert A. Kotick       150,000       2.71%      $9.44 (2)   06/05/08     $15.37      $889,800    $24.48       $2,256,300
                       108,951       1.97%      $9.50 (3)   06/05/08     $15.47      $650,437    $24.64       $1,649,518
                     1,000,000      18.06%     $10.50 (4)   01/12/09     $17.10    $6,600,000    $27.23      $16,730,000

Brian G. Kelly         150,000       2.71%      $9.44 (2)   06/05/08     $15.37      $889,800    $24.48       $2,256,300
                       108,951       1.97%      $9.50 (3)   06/05/08     $15.47      $650,437    $24.64       $1,649,518
                     1,000,000      18.06%     $10.50 (4)   01/12/09     $17.10    $6,600,000    $27.23      $16,730,000

Ronald Doornink        200,000       3.61%     $10.31 (5)   10/26/08     $16.80    $1,297,400    $26.75       $3,287,400

Lawrence Goldberg        1,000        .02%     $10.88 (6)   09/14/08     $17.71        $6,835    $28.21          $17,335
                        33,000        .60%     $10.56 (7)   03/04/09     $17.21      $219,368    $27.40         $555,638

Barry J. Plaga          33,000        .60%     $10.56 (8)   03/04/09     $17.21      $219,368    $27.40         $555,538

John T. Baker, IV          500        .01%     $10.25 (8)   10/02/08     $16.70        $3,225    $26.59           $8,170


(1) Options to purchase an aggregate of approximately 5,538,000 shares of the common stock were granted during the fiscal year ended March 31, 1999 and options to purchase approximately 9,949,000 shares of the common stock were outstanding as of March 31, 1999. No stock appreciation rights were granted to any of the Named Executives during the last fiscal year.

(2) Stock options were granted at an exercise price equal to the low bid price of the Company's common stock on June 5, 1998 and vest ratably in two equal annual installments beginning on the first anniversary date after the date of grant.

(3) Stock options were granted at an exercise price greater than the low bid price of the Company's common stock on June 5, 1998 and vested in full on such date.

(4) Stock options were granted at an exercise price equal to the low bid price of the Company's common stock on March 23, 1999. These options were not granted pursuant to any of the Plans and were approved by the Compensation Committee of the Board of Directors. The options vest in five equal annual installments beginning on the date of grant.

(5) Stock options were granted at an exercise price equal to the low bid price of the Company's common stock on October 26, 1998. Options to acquire 25,000 shares of the Company's common stock vest on the date of grant, and the remaining 175,000 options vest in three equal annual installments beginning on the first anniversary date after the date of grant.

(6) Stock options were granted at an exercise price equal to the low bid price of the Company's common stock on October 2, 1998 and vested in full on such date.

(7) Stock options were granted at an exercise price equal to the low bid price of the Company's common stock on September 14, 1998 and vested in full on such date.

(8) Stock options were granted at an exercise price equal to the low bid price of the Company's common stock on March 4, 1999 and vest in three equal annual installments beginning on the first anniversary date after the date of grant.

(9) Based on 22,604,927 shares of common stock outstanding as of March 31, 1999 and the low bid price as of such date of $11.50 per share, holders of common stock as of such date would realize hypothetical gains over the ten year period comparable to the option terms reflected in the above table of $163,485,347, assuming a 5% annualized stock appreciation rate, and $414,303,968, assuming a 10% annualized stock appreciation rate.


     The following table sets forth information concerning the exercise of stock options during fiscal year 1999 by each of the Named Executives and the number and value at the fiscal year ended March 31, 1999 of unexercised options held by said individuals.

                                           AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                                 AND FISCAL YEAR-END OPTIONS VALUES


                                                          Number of Securities               Value of Unexercised
                         Number of                      Underlying Unexercised                   In-the-Money
                         Shares                            Options at FY-End                  Options at FY-End(2)
                         Acquired on    Value        ----------------------------------------------------------------
Name                     Exercise       Realized(1)  Exercisable    Unexercisable         Exercisable   Unexercisable
----                     --------       --------     -----------    -------------         -----------   -------------

Robert A. Kotick                -               -      1,000,606       1,038,500           $2,400,147     $2,124,925
Brian G. Kelly                  -               -      1,120,152       1,034,820           $3,549,947     $2,120,425
Ronald Doornink                 -               -         25,000         175,000              $51,550       $360,850
Lawrence Goldberg           8,000         $78,090        131,968          72,860             $416,165       $153,618
John T. Baker, IV               -               -        115,100               -             $252,279              -
Barry J. Plaga             40,986        $168,010         66,334          53,962             $285,410       $119,046

(1)  Market value on the date of exercise, less option exercise price.

(2) Based on the fair market value of the Company's common stock at the close of business on March 31, 1999 of $12.375, less the exercise price of the options.


Employment Agreements

     On January 12, 1999, the Company entered into employment agreements with Robert A. Kotick and Brian G. Kelly providing for their employment as Chairman and Chief Executive Officer, and as Co-Chairman, respectively, of the Company. The contracts are identical in all material respects. The employment agreements terminate on March 31, 2004. Each executive is entitled to an annual base salary of $297,500 for the fiscal year ended March 31, 1999 and $350,000 for the fiscal year ending March 31, 2000. Thereafter, on April 1 of each fiscal year of their employment period beginning on April 1, 2000, each executive's annual base salary shall be automatically increased to an amount equal to one hundred ten percent (110%) of his annual base salary for the prior fiscal year, which amount may be further increased based upon a performance appraisal and salary review. Each executive also is entitled to receive an annual bonus, beginning with the fiscal year ending March 31, 2000, based upon the Company achieving financial and business objectives to be mutually agreed upon by the executives and the Board of Directors prior to the beginning of each fiscal year. Each executive is entitled to receive additional performance bonuses in the discretion of the Board of Directors.

     Pursuant to the employment agreements, on March 23, 1999, the Company granted to each of Messrs. Kotick and Kelly options to purchase up to an aggregate of 1,000,000 shares of the Company's common stock at a purchase price of $10.50 per share. Each of the options expires on January 12, 2009, unless earlier terminated. The options vest in five equal annual installments of 200,000 options per year, commencing on March 23, 1999, subject to earlier vesting as described below.

     Under the terms of the employment agreements, the Company is required to purchase and maintain a renewable term life insurance policy or policies for a period of ten years covering each of the lives of Messrs. Kotick and Kelly in an amount equal to $3,000,000, naming each executive's estate or any other designee of each executive as beneficiary of such policy or policies.

     In the event an executive dies during the term of his employment agreement, the Company will pay to such executive's estate a death benefit in an amount equal to his then annual salary through the date of death; any unpaid annual bonus and performance bonus for any prior fiscal year; his pro rata portion of the annual bonus for the fiscal year in which the date of death occurs; and an amount equal to 200% of his annual salary for the fiscal year ended immediately prior to his date of death. If an executive resigns or is terminated for "cause" (as defined in the employment agreements), he is be entitled to receive an amount equal to his then annual salary through the date of termination and any unpaid annual bonus and performance bonus for any prior fiscal year. In the event an executive's employment is terminated by him for "good reason" (as defined in the employment agreements) or by the Company without cause, the executive is entitled to receive an amount equal to his then annual salary through the date of termination; any unpaid annual bonus and performance bonus for any prior fiscal year; his pro rata portion of the annual bonus and performance bonus for the fiscal year in which the date of termination occurs; an amount (the "Severance Payment") equal to the dollar amount of the annual salary and annual bonus paid or payable to the executive under his employment agreement for the Company's most recent fiscal year immediately prior to his termination multiplied by the greater of (A) three, or (B) the number of months remaining in the term of the agreement had his employment not been terminated, divided by twelve. In addition, in the event an executive's employment is terminated due to death or disability or terminated for good reason by him or without cause by the Company, then all options to purchase Company common stock then held by him shall immediately vest and become exercisable until the later of the fifth anniversary of the date of such termination or January 12, 2009. The post-termination compensation described in this paragraph is collectively referred to below as "Termination Compensation."

     If Mr. Kotick or Mr. Kelly is an employee of the Company at the moment immediately prior to a "Change of Control" (as defined in the employment agreements), the Company is required to pay the executive additional compensation ("Change of Control Compensation") in the form of cash equal to, on the date of a Change of Control and with respect to all options to acquire shares of Company common stock granted to him prior to the date of the Change of Control (the "Outstanding Options"), the product of (A) the number of shares of Company common stock underlying each of the Outstanding Options and
(B) the amount, if any, that the exercise price of any Outstanding Options or the Closing Share Value, whichever is less, exceeds the Initial Share Value (each as defined in the employment agreements). In the event that the Closing Share Value is greater than the exercise price of any such Outstanding Options, then the executives shall have the right to either (x) retain the Outstanding Options, (y) exercise the Outstanding Options, or (z) forfeit the Outstanding Options and receive, in exchange therefor, cash equal to the number of shares of Company common stock underlying the Outstanding Options multiplied by the amount that the Closing Share Value exceeds the exercise price of the Outstanding Options. Upon a Change of Control, all Outstanding Options then held by each of the executives shall immediately vest and become exercisable for a period of ten years following the date of the Change of Control, without regard to the executive's continued employment with the Company and without regard to the terms of any option agreement or option certificate applicable to any Outstanding Options. In the event an executive resigns during the six month period following the three month anniversary of the Change of Control, he is entitled to receive in addition to the foregoing, an amount equal to his pro rata portion of the annual bonus and performance bonus for the fiscal year in which the Change of Control occurs, computed through the date of termination; and the Severance Payments. In addition, if in the opinion of the executive's respective tax counsel he has or will receive any compensation or recognize any income which constitutes an "excess parachute payment" under the Internal Revenue Code of 1986, as amended, then the Company shall pay him an additional amount equal to the sum of all taxes payable by him in connection with such excess parachute payment as well as taxes payable by him in connection with such additional amount.

     The executives' employment agreements also contain a two (2) year "non-compete" and "non-solicitation" clause. This clause does not apply in the event that the Company fails to pay the executive his Termination Compensation or his Change of Control Compensation or otherwise fails to comply with its obligations under the employment agreements during the two year non-competition and non-solicitation period.

    On October 19, 1998, the Company entered into an employment agreement with Ronald Doornink providing for his employment as President and Chief Operating Officer of the Company. The employment agreement terminates on March 31, 2001. Mr. Doornink is entitled to an annual base salary of $280,000 for the fiscal year ended March 31, 1999, $300,000 for the fiscal year ending March 31, 2000, and $320,000 for the fiscal year ending March 31, 2001. The foregoing annual base salaries may be increased based upon a performance appraisal and salary review, and Mr. Doornink's annual base salary for the fiscal year ending March 31, 2000 was increased to $315,000 as a result of such appraisal and review. Mr. Doornink also is entitled to receive an annual bonus, beginning with the fiscal year ended March 31, 1999, based on the Company achieving specified financial and business objectives.

    Pursuant to the employment agreement, the Company granted to Mr. Doornink options to purchase up to an aggregate of 200,000 shares of the Company's common stock at a purchase price of $10.31 per share. Each of the options terminate on October 26, 2008, unless earlier terminated. 25,000 of such options were immediately vested and the remaining 175,000 options vested in three equal annual installments, commencing on October 27, 1999, subject to earlier vesting as described below.

     If Mr. Doornink's employment with the Company is terminated without cause (as such term is defined under California law) on or prior to March 31, 2000, then Mr. Doornink is entitled to receive his annual base salary as stated in the employment agreement through March 31, 2001. If Mr. Doornink's employment with the Company is terminated without cause after March 31, 2001, then Mr. Doornink is entitled to receive "continuation payments" at a rate equal to his annual base salary in effect at the time of termination for a period of time expiring on the earlier of the date upon which Mr. Doornink accepts employment with another employer and the first anniversary of the termination date. In such event, Mr. Doornink also is entitled to receive a pro rata portion of the annual performance bonus for the fiscal year during which the termination occurs.

     If there is a "Change of Control" (as defined in the employment agreement) during the first twelve months of Mr. Doornink's employment and the per share consideration to be received by the Stockholders upon consummation of the transaction causing such Change of Control (the "Transaction Price") is $15.31 per share or greater, then 50% of the stock options granted to Mr. Doornink pursuant to his employment agreement that have not yet vested as of the date of the Change of Control shall instead vest on such date, and the remaining 50% of such unvested options shall instead vest on the first anniversary of the date of the Change of Control. If there is a Change of Control during the first twelve months of Mr. Doornink's employment and the Transaction Price is less than $15.31 per share, or if there is a Change of Control after the first twelve months of Mr. Doornink's employment and Mr. Doornink is an employee at the time of the Change of Control, then all of the stock options granted to Mr. Doornink pursuant to his employment agreement that have not yet vested as of the date of the Change of Control shall instead vest on such date.

     On March 4, 1999, the Company entered into an employment agreement with Mr. Goldberg providing for his employment as Senior Vice President and General Counsel of the Company. The employment agreement commenced on April 1, 1999 and terminates on April 1, 2001. Mr. Goldberg is entitled to an annual base salary of $220,000 for the fiscal year ending March 31, 2000 and $240,000 for the fiscal year ending March 31, 2001. The foregoing annual base salaries may be increased at the discretion of the Board of Directors. Mr. Goldberg also is entitled to receive an annual bonus for each fiscal year of the term based on the Company achieving specified financial and business objectives.

     Pursuant to the employment agreement, the Company granted to Mr. Goldberg options to purchase an aggregate of up to 33,000 shares of the Company's common stock at a purchase price of $10.56 per share. Each of the options terminate on March 4, 2009, unless earlier terminated. The options vest in three equal annual installments of 11,000 per year, commencing on March 4, 2000. In the event of a Change of Control (as defined in the stock option certificate), all of the options which have not yet vested as of the date of the Change of Control shall instead vest on such date.

     On March 4, 1999, the Company entered into an employment agreement with Mr. Plaga providing for his employment as Senior Vice President and Chief Financial Officer of the Company. The employment agreement commenced on April 1, 1999 and terminates on April 18, 2001. Mr. Plaga is entitled to an annual base salary of $190,000 during the fiscal year ending March 31, 2000 and $195,000 during the remainder of the term. The foregoing annual base salaries may be increased at the discretion of the Board of Directors. Mr. Plaga also is entitled to receive an annual bonus for each fiscal year of the term based on the Company achieving specified financial and business objectives.


Indebtedness of Management

     In May 1998, the Company provided a loan to Mr. Goldberg in the amount of $96,030, a loan to Mr. Baker in the amount of $72,000 and a loan to Mr. Plaga in the amount of $67,500. Each of such loans bears interest at the rate of 6.75% per annum and was evidenced by a promissory note with a maturity date of April 1, 1999. In June 1999, the Company extended the maturity date of Mr. Goldberg's and Mr. Plaga's loans until April 1, 2000.

     In July 1998, the Company provided a loan to each of Mr. Kotick and Mr. Kelly in the amount of $249,750. Such loans were subject to the same terms and conditions as the loans made to Messrs. Goldberg, Baker and Plaga in May 1998. In July 1999, the Company extended the maturity date of Mr. Kelly's and Mr. Kotick's loans until April 1, 2000.

     In October 1998, the Company provided a loan to Mr. Doornink in the amount of $100,000. The loan bears interest at the rate of 6.75% per annum and is evidenced by a promissory note with a maturity date of October 27, 2000. However, the principal amount of the loan and all accrued interest on such principal amount is reduced on a monthly basis by $4,167 per month, provided that Mr. Doornink remains continuously employed by the Company on the applicable reduction date.

     In June 1999, the Company provided a loan to Ronald Scott in the amount of $165,000 and a loan to Richard Steele in the amount of $184,843. Each of such loans bears interest at the rate of 6.75% per annum and is evidenced by a promissory note with a maturity date of April 1, 2000.

     In July 1999, the Company provided a loan to each of Mr. Kotick and Mr. Kelly in the amount of $196,500, and a loan to Mr. Doornink in the amount of $102,781. Such loans were subject to the same terms and conditions as the loans made to Messrs. Scott and Steele in June 1999.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

     The members of the Company's Compensation Committee for fiscal 1999 were Barbara Isgur, Steven Mayer and, as of June 25, 1998, Robert Morgado. All members are non-employee Directors of the Company and none have any direct or indirect material interest in or relationship with the Company outside of his or her position as a Director. To the Company's knowledge, there were no other interrelationships involving members of the Compensation Committee or other Directors of the Company requiring disclosure.


                        COMPENSATION COMMITTEE REPORT
                          ON EXECUTIVE COMPENSATION

     Although all final decisions regarding compensation of senior executive officers, other than those relating to grants of awards under the Plans, which are made by the Compensation Committee, are made by the Board, the Board takes into consideration the recommendations of its Compensation Committee in making such decisions. The Compensation Committee is responsible for conducting annual reviews of the compensation package provided to the Company's Chief Executive Officer and all other Executive Officers of the Company, as well as the general compensation policies of the Company. Such annual review includes a comparison of the Company's executive compensation, corporate performance, growth, share appreciation and total return to the Stockholders with that of similar companies, and a comparison of actual comparable performance with internal targets and plans. In addition, the Compensation Committee in preparing its recommendations to the Board with respect to executive compensation will generally take into account and give substantial weight to the Chief Executive Officer's recommendations relating to compensation to be paid to Executive Officers other than himself. The Compensation Committee's objective is to provide compensation that is fair and equitable to both the employee and the Company and that provides appropriate incentives to the employee. Consideration is given to the employee's overall responsibilities, professional qualifications, business experience, job performance, technical expertise and their resultant combined value to the Company's long-term performance and growth.

     The Company's Executive Officer compensation program, administered by the Compensation Committee of the Board of Directors, is based upon the following guiding principles:

          1. Competitive pay and benefits that allow the Company to attract and retain people with the skills critical to the long-term success of the Company.

          2. Motivate and reward individual and team performance in attaining business objectives and maximizing Stockholder value.

          3. Emphasize the granting of equity-based awards over cash compensation so as to align the interests of Executive Officers with those of the Stockholders.

     The key elements of the Company's executive compensation package consist of base salary, annual bonus, stock options and restricted stock. The Company's policies with respect to each of these elements are discussed below. In addition, while the elements of compensation described below are considered separately, the Compensation Committee also considers and will continue to review the full compensation package provided by the Company to the individual, including severance, pension, insurance and other benefits.

     Base Salaries. An Executive Officer's base salary is determined by evaluating the responsibilities of the position held, the individual's experience and the competitive marketplace for executive talent. The base salary, taken in the context of the executive's entire compensation package, is intended to be competitive with base salaries paid to Executive Officers with comparable qualifications, experience and responsibilities at other similar companies.

     Annual Bonuses. In addition to a base salary, each Executive Officer is eligible for an annual cash bonus. The Compensation Committee will, in determining the amount of annual cash bonuses, if any, to be paid to Executive Officers, review the performance of the Company and, if appropriate, the common stock during the fiscal year then ended, and non-financial performance measures such as the respective executive's performance, effort and role in promoting the long-term growth of the Company, as well as such other matters as the Compensation Committee may deem appropriate. Financial factors include, among other things, revenue growth of the Company and profitability of the Company and its individual business units. The Compensation Committee will consider the grant of restricted stock, stock options or other forms of equity-based incentives in lieu of cash bonuses.

     Stock Options and Restricted Stock. The purpose of long-term awards, currently in the form of stock options and grants of restricted stock, is to align the interests of the Executive Officers with the interests of the Stockholders. Additionally, long-term awards offer Executive Officers an incentive for the achievement of superior performance over time and foster the retention of key management personnel. The Compensation Committee favors the granting of equity-based awards over cash compensation for such reasons and also believes that the granting of stock options and restricted stock better motivates Executive Officers to exert their best efforts on behalf of the Company and the Stockholders. In determining annual stock option grants, the Compensation Committee bases its decision on the individual's performance and potential to improve Stockholder value.

     Compensation of Chief Executive Officer. With respect to the base salary paid to Mr. Kotick, the Company's Chief Executive Officer, in the fiscal year ended March 31, 1999, the Compensation Committee conducted an informal survey of the base salaries of Chief Executive Officers of several other computer software companies similar to the Company and the qualifications, experience and responsibilities of such Chief Executive Officers. As a result of such comparison, Mr. Kotick's annual base salary was increased from $297,500 to $350,000 effective April 1, 1999. In addition, as a result of the review by the Compensation Committee of compensation arrangements for executives at other companies, the Committee approved the terms of an employment contract between the Company and Mr. Kotick, summarized above under "Employment Agreements," and a grant to Mr. Kotick on March 23, 1999 of options to purchase 1,000,000 shares of the Company's common stock at an exercise price of $10.50 per share. At the beginning of fiscal year 1999, Mr. Kotick and the Compensation Committee had established certain statistical and other performance objectives, including objectives relating to earnings per share growth and achievement of the annual operating plan, capital related activities, mergers and acquisitions activities and other strategic objectives, to serve as the basis for a performance bonus to be determined and awarded after the end of the fiscal year. In fiscal 2000, the Compensation Committee determined that Mr. Kotick had substantially achieved the established objectives and granted to Mr. Kotick a bonus in the form of options to purchase an aggregate of 159,509 shares of the Company's common stock at an exercise price of $10.25 per share.

     Federal Tax Implications for Executive Compensation. It is the responsibility of the Compensation Committee of the Board to address the issues raised by the recent change in Federal tax law which makes certain non-performance-based compensation to executives of public companies, including the Company, in excess of $1,000,000 non-deductible beginning in 1994. In this regard, the Compensation Committee is obligated to determine whether any actions with respect to this new limit need to be taken by the Company. At the present time, it is not anticipated that any Executive Officer of the Company will receive any compensation in excess of this amount.

                                                      COMPENSATION COMMITTEE



                                                            Barbara S. Isgur
                                                             Steven T. Mayer
                                                           Robert J. Morgado

                     SECTION 16(a) BENEFICIAL OWNERSHIP
                            REPORTING COMPLIANCE

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations from certain reporting persons that no other reports were required for such persons, the Company believes that, during the fiscal year ended March 31, 1999, all filing requirements pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, applicable to the Company's officers, Directors and greater than 10% beneficial owners were complied with, except that Mr. Doornink failed to file a Form 3 on a timely basis, Mr. Plaga failed to file one Form 4 on a timely basis with respect to one transaction, and Mr. Kotick and Mr. Kelly each failed to file a Form 5 on a timely basis with respect to a number of exempt option grants and, in the case of Mr. Kotick, a gift.

                       INDEPENDENT PUBLIC ACCOUNTANTS

     KPMG Peat Marwick, LLP ("KPMG") has been selected as the Company's independent public accountants for the fiscal year ending March 31, 2000 and served as the Company's independent public accountants for the fiscal years ending March 31, 1998 and 1999. Representatives of KPMG are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and they are expected to be available to respond to appropriate questions.


                            STOCKHOLDER PROPOSALS

     Proposals of Stockholders intended to be presented at the Annual Meeting of Stockholders to be held in 2000 must be received by the Company at its principal executive offices no later than April 1, 2000 for inclusion in the Company's proxy statement and form of proxy relating to that meeting. Any stockholder proposal submitted outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), for presentation at the Annual Meeting of Stockholders to be held in 2000 will be considered untimely for purposes of Rules 14a-4 and 14a-5 under the Exchange Act if notice of such shareholder proposal is received by the Company after July 2, 2000.

                       FINANCIAL AND OTHER INFORMATION

     The Company's Annual Report for the fiscal year ended March 31, 1999, including financial statements, accompanies this Proxy Statement. The Annual Report is not a part of the proxy solicitation materials.

                          EXPENSES OF SOLICITATION

     The cost of soliciting proxies will be borne by the Company. Brokers and nominees should forward soliciting materials to the beneficial owners of the common stock held of record by such persons, and the Company will reimburse them for their reasonable forwarding expenses. In addition to the use of the mail, proxies may be solicited by Directors, officers and regular employees of the Company, who will not be specially compensated for such services, by means of personal calls upon, or telephonic or telegraphic communications with Stockholders or their personal representatives.


                                OTHER MATTERS

     The Board knows of no matters other than those described in this Proxy Statement which are likely to come before the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy card intend to vote the proxies received by them in accordance with their best judgment with respect to all such matters.

STOCKHOLDERS ARE URGED TO FORWARD THEIR PROXY CARDS WITHOUT DELAY.   A PROMPT
RESPONSE WILL BE GREATLY APPRECIATED.

                              By Order of the Board of Directors,


                              /s/ Lawrence Goldberg
                              -----------------------------------
                              Lawrence Goldberg
                              Secretary

                              ACTIVISION, INC.
                    THIS PROXY IS SOLICITED ON BEHALF OF
                           THE BOARD OF DIRECTORS

     The undersigned stockholder of Activision, Inc., a Delaware corporation (the "Company"), hereby appoints Robert A. Kotick and Brian G. Kelly and each of them, as proxy for the undersigned, with full power of substitution, to vote and otherwise represent all the shares of common stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on Thursday, September 23, 1999 at the Peninsula Hotel, 9882 South Santa Monica Blvd., Beverly Hills, California 90212, and at any adjournment(s) or postponement(s) thereof, with the same effect as if the undersigned were present and voting such shares, on the matters and in the manner set forth below and as further described in the accompanying Proxy Statement. The undersigned hereby revokes any proxy previously given with respect to such shares.

     The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement and Annual Report.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF THIS PROXY IS EXECUTED BUT NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES AND THE PROPOSALS AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

     1. The election of the following persons as Directors of the Company to serve for the respective terms as set forth in the accompanying Proxy Statement.

HAROLD A. BROWN          / /       WITHHELD as to such nominee
/ / FOR such nominee

BARBARA S. ISGUR         / /       WITHHELD as to such nominee
/ / FOR such nominee

BRIAN G. KELLY           / /       WITHHELD as to such nominee
/ / FOR such nominee

ROBERT A. KOTICK         / /       WITHHELD as to such nominee
/ / FOR such nominee

STEVEN T. MAYER          / /       WITHHELD as to such nominee
/ / FOR such nominee

ROBERT J. MORGADO        / /       WITHHELD as to such nominee
/ / FOR such nominee

     2. To vote and otherwise represent the shares on any other matters which may properly come before the meeting or any adjournment(s) or postponement(s) thereof, in their discretion.

                                   /  / MARK HERE IF YOU PLAN TO ATTEND THE
                                        MEETING

                                        Please sign exactly as name appears
                                        hereon and date.  If the shares are
                                        held jointly, each holder should
                                        sign.  When signing as an attorney,
                                        executor, administrator, trustee,
                                        guardian or as an officer signing for
                                        a corporation, please give full title
                                        under signature.

                                        Dated ________________________, 1999


                                        ____________________________________
                                                       Signature

                                        ____________________________________
                                             Signature, if held jointly


     Votes must be indicated by filling in (x) in black or blue ink.

     Sign, Date and Return the Proxy Card Promptly Using the Enclosed
     Envelope.